UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

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Date of report (Date of earliest event reported)     December 14, 2005

U.S.B. HOLDING CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12811	36-3197969
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

100 Dutch Hill Road, Orangeburg, New York		10962
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		(845) 365-4600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G	Soliciting material pursuant to Rule 14a.-12 under the Exchange Act (17 CFR 240.14a-12)

G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 14, 2005, U.S.B. Holding Co., Inc. (the “Company”) issued a press release announcing the authorization of the repurchase of up to 300,000 shares of Company common stock, or approximately 1.4 percent of the Company’s outstanding common stock. Repurchases of common stock are authorized to be made from time to time in open market and private transactions throughout 2006 as, in the opinion of management, market conditions may warrant. The repurchased shares will be held as treasury stock and will be available for general corporate purposes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1
Press release dated December 14, 2005, announcing the authorization of the repurchase of up to 300,000 shares of Company common stock, or approximately 1.4 percent of the Company’s outstanding common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S.B. HOLDING CO., INC.

Date: December 16, 2005	By:	/s/ Thomas E. Hales
Name: Thomas E. Hales
Title: Chairman and C.E.O.